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EXHIBIT 23.01

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-55498, 333-51234 and 333-94357) of Insignia Solutions plc and incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-51760, 333-34632, 333-76693, 33-99296 and 33-99592) of Insignia Solutions plc of our report dated January 17, 2003, except for Note 14, which is as of March 5, 2003, relating to the financial statements and financial statement schedule which appears in this Annual Report on Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP
San Jose, CA April 15, 2003

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  EXHIBIT 23.01
CONSENT OF INDEPENDENT ACCOUNTANTS